Exhibit 99.1

FOR MORE INFORMATION: PLEASE CALL HANOVER+ELITE Dodi Handy or Kathy Addison Phone: 407-585-1080 Email: SSNT@efcg.net

SILVERSUN TECHNOLOGIES COMPLETES ASSET PURCHASE
OF CHICAGO-BASED HIGHTOWER

 Acquisition Wins SilverSun Approximately $3 Million in Additional Annual Revenue, Proprietary Business Management Software Solutions and a Strong Market Presence in the Midwestern U.S.

LIVINGSTON, NJ – (Marketwire) – June 18, 2012 – SilverSun Technologies, Inc. (OTCBB/OTCQB: SSNT), a preferred source for best-of-breed mid-market software applications and expert professional consulting services, today announced that the Company has completed the asset purchase of HighTower, Inc., a leading Chicago-based reseller of Sage software applications and a publisher of proprietary business management software enhancements.  With the closing of this transaction, Hightower’s customers and business products and services will be integrated into the infrastructure of SWK Technologies, SilverSun’s principal operating subsidiary.  Since late March and in anticipation of this asset purchase, SWK has provided technical support and a variety of consulting services to all Hightower clients and to the many Sage business partners who support their ERP enhancements.

“We are very pleased to have completed the purchase of Hightower,” said Mark Meller, CEO of SilverSun Technologies. “Among other strategic benefits, this brings SilverSun and SWK approximately $3 million in additional annual revenues (based upon 2011 results), approximately 870 additional Sage ERP customers, an impressive suite of proprietary enhancement software solutions (with approximately 700 users) and a much deeper market penetration in the Midwest.  Moreover, we look forward to leveraging Hightower’s established network of independent resellers to further expand distribution of SWK’s proprietary software solutions, and vice versa.  This acquisition marks an important milestone for SilverSun, and one that should have notable impact on our revenue and earnings growth in 2012 and well beyond.”

Since 1987, Hightower has been a software industry leader that has supplied integrated technology systems and mid-market solutions for businesses across the country. In addition, it has been engaged in developing proprietary software, bringing to market a robust suite of enhancement products which effectively integrate with and complement Sage 100 ERP solutions.  For the past seven years, Hightower has been ranked as a “Top 100 Value Added Reseller” by Accounting Today magazine; and for the last eight consecutive years, the publication has awarded the Company its Technology Pacesetter Award.

The cash-only acquisition of select Hightower assets was funded by SilverSun’s existing financing facilities on a non-dilutive basis to existing shareholders.  For additional details relating to the transaction, please refer to the 8-K filed by SilverSun with the U.S. Securities and Exchange Commission.

About SilverSun Technologies, Inc.
Headquartered in Livingston, New Jersey, SilverSun Technologies is involved in the acquisition and build-out of technology and software companies engaged in providing best of breed management applications and professional consulting services to small and medium size businesses (SMBs) in the manufacturing, distribution and service industries.  Serving as SilverSun’s principal operating subsidiary, SWK Technologies, Inc. is an award-winning company that employs a national direct sales and consulting team currently serving a growing customer base spanning 38 U.S. states and Canada.  For more information, please visit www.silversuntech.com, www.swktech.com or www.mapadoc.com.

Forward-Looking Statements
This press release may contain forward-looking statements, including information about management's view of SilverSun Technologies’ future expectations, plans and prospects. In particular, when used in the preceding discussion, the words "believes," "expects," "intends," "plans," "anticipates," or "may," and similar conditional expressions are intended to identify forward-looking statements. Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, which may cause the results of SilverSun Technologies, its subsidiaries and concepts to be materially different than those expressed or implied in such statements. Unknown or unpredictable factors also could have material adverse effects on SilverSun Technologies’ future results. The forward-looking statements included in this press release are made only as of the date hereof.  SilverSun Technologies cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, SilverSun Technologies undertakes no obligation to update these statements after the date of this release, except as required by law, and also takes no obligation to update or correct information prepared by third parties that are not paid for by SilverSun Technologies.